UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 28, 2016
ON THE MOVE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-198776	46-1169948
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12355 Hagen Ranch Road, Suite 604, Boynton Beach, FL	33437
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561)732-4670

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sale of Equity Securities.

On January 28, 2016 On The Move Corporation entered into an Asset Purchase Agreement with West Boynton Auto Service, Inc. d/b/a Hagen Ranch Texaco ("Hagen Farms"), Spanish River Service, Inc., d/b/a Jupiter Farms Chevron ("Jupiter Farms") and Seeliva Industries, Inc., d/b/a Wellington BP ("Wellington") pursuant to which we purchased certain assets used in the operation of the retail convenience stores, which also sell motor fuels, at these three locations.  The sellers were affiliates of Mr. Jay Seewald, an executive officer and director of our company.  The effective date of the acquisitions was January 14, 2016 as to two of the locations and January 15, 2016 as to the third location.  These retail stores were previously owned and operated by companies controlled by Mr. Seewald. The Hagen Farms location had been operated for 11 years, the Jupiter Farms location had been operated for six years and the Wellington location had been operated for six years.  Each of the Jupiter Farms and Wellington locations have a Dunkin Donuts franchise at the location which will be retained.

Under the terms of the of the Asset Purchase Agreement, we paid an aggregate of $3,664,880 for these assets.  The consideration included:

•	six month secured promissory notes in the aggregate principal amount of $1,465,912 (the "Secured Notes");
•	an aggregate of 1,099,434 shares of our Series B Convertible Preferred Stock (the "Series B Preferred") which has a stated value of $1,099,434; and
•	an aggregate of 1,099,434 shares of our common stock valued at $1,099,434.

As additional consideration, we also agreed to pay each seller a six month transition management fee equal to the net profits, as computed in accordance with GAAP, for the location.  We will also purchase the inventory and motor fuel on hand at each location as of the closing date in cash, which such amount shall be due within 60 days of the closing date.

The terms of each of the Secured Notes are identical and provide that the notes mature on July 27, 2016, subject to an extension of 60 days at our discretion.  The notes do not bear interest from the issuance date through the initial maturity date, and thereafter bear interest at 6% per annum.  Each note is secured by a blanket security interest in the assets at the respective location.  In the event of default under the terms of a Secured Note, the holder would be entitled to foreclose on the assets at that location.  An "event of default" includes our failure to pay the note when due, our failure to redeem the Series B Preferred issued as partial consideration to that seller for the stated value prior to the maturity date of the note as well as customary bankruptcy and creditor assignment provisions.  Upon an event of default under one or more of the Secured Notes, the Series B Preferred issued to that seller would be immediately cancelled without consideration to the seller.

The Asset Purchase Agreement, which contains customary cross indemnification provisions, provides that each seller is to deliver to us audited financial statements for each location, within 74 days from the effective dates and prepared in accordance with GAAP and in conformity to the rules and regulations of the Securities and Exchange Commission.  We have agreed to pay the costs of the audits.  Should any seller fail to make this delivery, the seller would be prohibited from asserting an event of default under the note.

In connection with the acquisitions of these businesses, though a wholly-owned subsidiary we have entered into lease agreements with the various lessors of the real property at which these retail stores are located.  The lessor for each location is as follows:

•	Reitano Enterprises, Inc., a related party, with respect to the Jupiter Farms location;
•	West Boynton Auto Services, Inc., a related party, with respect to the Hagen Ranch; and
•	Automated Petroleum & Energy Co., Inc., an unaffiliated third party, with respect to the Wellington location.

Each of the leases provide for a term of 10 years with a right to renew for an additional 10 year period.  The initial annual base rent is as follows:

•	$438,000 for Jupiter Farms;
•	$396,000 for Hagen Ranch; and
•	$253,920 for Wellington.

plus, in each instance, sales taxes and any other government taxes.  The amount of base rent is subject to escalation over the terms of the respective leases.

Each of the sellers is an accredited investor and the issuances of the shares of our Series B Preferred and common stock is exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) of that act.

The foregoing summary of the terms and conditions of the Asset Purchase Agreement, the Secured Notes and the Security Agreements are qualified in its entirety by reference to the agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this report.  Copies of the real property leases for the three locations will be filed as exhibits to our Quarterly Report on Form 10-Q for the period ended December 31, 2015.

Item 9.01       Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement dated January 28, 2016 by and among On The Move Corporation, West Boynton Auto Service, Inc., Spanish River Service, Inc. and Seelvia Industries, Inc. **
10.2	Secured Promissory Note dated January 28, 2016 in the principal amount of $413,894 due West Boynton Auto Service, Inc.
10.3	Security Agreement dated January 28, 2016 by and between On The Move Corporation and West Boynton Auto Service, Inc.
10.4	Secured Promissory Note dated January 28, 2016 in the principal amount of $681,691 due Spanish River Service, Inc.
10.5	Security Agreement dated January 28, 2016 by and between On The Move Corporation and Spanish River, Inc.
10.6	Secured Promissory Note dated January 28, 2016 in the principal amount of $370,326 due Seeliva Industries, Inc.
10.7	Security Agreement dated January 28, 2016 by and between On The Move Corporation and Seeliva Industries, Inc.

**	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. On The Move Corporation agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
On The Move Corporation

Date: February 1, 2016	By: /s/ Richard Reitano
Richard Reitano, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement dated January 28, 2016 by and among On The Move Corporation, West Boynton Auto Service, Inc., Spanish River Service, Inc. and Seelvia Industries, Inc.
10.2	Secured Promissory Note dated January 28, 2016 in the principal amount of $413,894 due West Boynton Auto Service, Inc.
10.3	Security Agreement dated January 28, 2016 by and between On The Move Corporation and West Boynton Auto Service, Inc.
10.4	Secured Promissory Note dated January 28, 2016 in the principal amount of $681,691 due Spanish River Service, Inc.
10.5	Security Agreement dated January 28, 2016 by and between On The Move Corporation and Spanish River, Inc.
10.6	Secured Promissory Note dated January 28, 2016 in the principal amount of $370,326 due Seeliva Industries, Inc.
10.7	Security Agreement dated January 28, 2016 by and between On The Move Corporation and Seeliva Industries, Inc.